UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 14, 2004

Aqua America, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-06659	23-1702594
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

762 West Lancaster Avenue, Bryn Mawr, Pennsylvania		19010-3489
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-527-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Aqua America amended and restated its Articles of Incorporation, effective as of December 14, 2004, the date that Aqua America filed its Restated Articles of Incorporation with the Pennsylvania Department of State, to (i) allow for the issuance of uncertificated shares, (ii) clarify that any Note issued in connection with the redemption of any Series B Preferred Stock will be in a form approved by the Board of Directors and (iii) incorporate prior amendments to the Articles.

Specifically:

1. Section 4.01 of the Articles was amended to add the following language at the end of the Section:

Any or all classes and series of shares of the Corporation, or any part thereof, may be represented by uncertificated shares to the extent determined by the Board of Directors, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates. The rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical.

2. The fourth sentence of Section 4.03(h)(1) of the Articles was amended by deleting the words "attached hereto as Exhibit A" and replacing them with "approved by the Board of Directors"; and

3. Exhibit A to the Articles was deleted.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

3.1 Restated Articles of Incorporation of Aqua America, Inc.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aqua America, Inc.

December 16, 2004	By:	Roy H. Stahl

Name: Roy H. Stahl
Title: Executive Vice President and General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

3.1	Restated Articles of Incorporation of Aqua America, Inc.